UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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☐	Definitive Proxy Statement

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DOCUSIGN, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On May 2, 2024, Allan Thygesen, President & Chief Executive Officer and a member of Docusign, Inc.’s (the “Company”) board of directors, concluded his role as a director of RingCentral, Inc. Mr. Thygesen was previously appointed to the board of directors of A.P. Moller-Maersk in March 2024. Following his resignation from the board of directors of RingCentral, Inc., Mr. Thygesen is currently a member of the boards of directors of A.P. Moller-Maersk and the Company.